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                                                                    EXHIBIT 99.1

                               For more information:

                               Claudia Groth             Will Anderson
                               OXIS International, Inc.  KVO
                               (503) 283-3911            (503) 221-1551



                  OXIS INTERNATIONAL REPORTS PRIVATE PLACEMENT
                                 OF SECURITIES


PORTLAND, ORE. -- MAY 17, 1996 -- OXIS International, Inc. (NASDAQ: OXIS) announced today it has raised $2,000,000 through a private placement of 2,000 shares of Series D Preferred Stock, together with warrants to purchase an aggregate of 810,126 shares of Company Common Stock. The Series D Preferred Stock is convertible into Common Stock at a conversion rate based upon average trading prices of the Common Stock.

The Series D Preferred Stock, the warrants, and the underlying shares of Common Stock of the Company are not registered under the Securities Act of 1933, as amended. These securities may not be offered and sold absent registration under the Securities Act or an applicable exemption from registration requirements. The Company has agreed to file a registration statement for the underlying shares of Common Stock.

OXIS International, Inc. is a drug development and diagnostic company dedicated to the research and development of technologies and products to combat diseases associated with free radicals and reactive oxygen species (ROS). The Company is headquartered in Portland, Oregon, with research facilities outside Paris, France.

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